CONSULTING SERVICES AGREEMENT

This AGREEMENT ("AGREEMENT") is entered into as of September 1, 2005, by DNAPrint genomics, Inc., 900 Cocoanut Ave., Sarasota, FL 34236, USA ("DNAP") and DR. ARTHUR J. SYTKOWSKI residing at 203 Park Avenue, Arlington, Massachusetts 02476, USA ("DR. SYTKOWSKI").

                                   WITNESSETH:

      WHEREAS, DNAP is engaged in a project (the "PROJECT") relating to human erythropoietin (the "FIELD"); and

      WHEREAS, DR. SYTKOWSKI has knowledge and expertise regarding the FIELD;
and

      WHEREAS, DNAP desires to make use of the specialized knowledge and expertise of DR. SYTKOWSKI as a consultant in the FIELD; and

      WHEREAS, DR. SYTKOWSKI has advised DNAP of his willingness, ability and desire to provide consulting and advisory services to it in connection with the FIELD;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, DR. SYTKOWSKI and DNAP agree as follows:

1. ENGAGEMENT - DNAP hereby engages DR. SYTKOWSKI and DR. SYTKOWSKI hereby agrees to hold himself available and to render, at DNAP's request, independent advisory and consulting services, in compliance with the terms and conditions set forth herein and all applicable laws, statutes and regulations.

2. SERVICES AND DUTIES - DR. SYTKOWSKI agrees that during the term of this AGREEMENT and any subsequent extension(s) thereof, he will provide his services as a consultant to DNAP in the FIELD. DR. SYTKOWSKI's responsibilities shall include, but shall not be limited to, the following services:

a. Consulting on all matters involving the FIELD, including, without limitation, implementation of analytics, purification, medical uses, regulatory issues and patent affairs;

b. Advising and training personnel designated by DNAP in the FIELD technology;

c. Advising on the status of FIELD- related patents and prosecutions;

d. Advising on clinical trials, medical uses and side effects of the FIELD;

e. Providing information on new developments in the FIELD;

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f. Providing expertise and introduction to DR. SYTKOWSKI's personal contacts in the FIELD, including without limitation, scientific, medical, biotech, regulatory and patent issues; and,

g. Completing the Milestone Tasks described on the attached Exhibit "A".

DR. SYTKOWSKI further agrees to render his services conscientiously, consistent with the highest standards of his profession, and to devote, subject to existing professional duties, the requisite time, effort and abilities required to satisfactorily perform his obligations during the term of this AGREEMENT and any subsequent extension(s) thereto, and to do so in such reasonable manner as DNAP and DR. SYTKOWSKI shall mutually agree.

3. PAYMENT - As full consideration for the services performed by DR. SYTKOWSKI hereunder, DNAP agrees to compensate DR. SYTKOWSKI as follows:

      a. ONE HUNDRED AND TWENTY THOUSAND ($ 120,000.00) U.S. DOLLARS to be paid in twelve equal monthly installments of TEN THOUSAND ($10,000.00) U.S. DOLLARS. Each payment will be made within THIRTY (30) DAYS of the first day of each month, with the first month commencing on the date of execution hereof.

      b. Upon presentation of receipts, DNAP will reimburse DR. SYTKOWSKI for reasonable out-of-pocket expenses incurred in connection with services performed under this AGREEMENT, including but not limited to airfare, lodging, meals, taxis, trains, extraordinary fee-based computer searches and the like. Flights of greater than two (2) hours will be business class or the next higher class above economy, if DR. SYTKOWSKI so chooses. DR. SYTKOWSKI will invoice DNAP for such travel and other expenses promptly after incurring such charges and DNAP agrees to pay such invoices, subject to the conditions of this paragraph, within THIRTY (30) DAYS of their receipt.

      c. DNAP agrees to reimburse DR. SYTKOWSKI for airfare, lodging, meals, taxis, trains, and all other reasonable out-of-pocket expenses incurred in conjunction with attending two scientific/medical, biotechnology or pharmaceutical related meetings per year, said meetings to relate directly to the FIELD and/or to DR. SYTKOWSKI's consulting and advisory services under this AGREEMENT. DR. SYTKOWSKI shall obtain DNAP's consent prior to incurring such expenses. DR. SYTKOWSKI agrees to invoice DNAP promptly after incurring such charges and DNAP agrees to pay such invoices within THIRTY (30) DAYS of their receipt.

      d. In recognition of DR. SYTKOWSKI's knowledge and skill, DNAP agrees to make five separate incentive payments to DR. SYTKOWSKI at the rate of TWENTY FIVE THOUSAND ($25,000.00) U.S. DOLLARS per year to be paid on or before each anniversary of the date of execution hereof.

4. MILESTONE CONTINGENT PAYMENTS- DNAP agrees to make the following milestone payments to DR. SYTKOWSKI following the completion of the described event to the satisfaction of DNAP, and to the extent DR. SYTKOWSKI has not received any monies from Beth Israel Deaconess Medical Center ("BIDMC") under any agreements between DR. SYTKOWSKI and BIDMC relating to the described event:

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      a.    Initiation of the first Phase I trial of an erythropoietin or erythropoietin-related product, TWENTY FIVE THOUSAND ($25,000.00) U.S. DOLLARS.
      b. Initiation of the first Phase II trial of an erythropoietin or erythropoietin-related product, TWENTY FIVE THOUSAND ($25,000.00) U.S. DOLLARS.
      c. First regulatory approval of an erythropoietin or erythropoietin-related product, TWENTY FIVE THOUSAND ($25,000.00) U.S. DOLLARS.
      d. First commercial sale of an erythropoietin or erythropoietin-related product, FIFTY THOUSAND ($50,000.00) U.S. DOLLARS.

DNAP's obligation to make these payments to DR. SYTKOWSKI will extend for ten
(10) years beyond the term of this AGREEMENT, or any termination, renewal or extension thereof. Any payments DR. SYTKOWSKI receives from BIDMC relating to the described events shall reduce, dollar for dollar, DNAP's obligations hereunder.

5. INDEMNIFICATION - DNAP shall indemnify, defend and hold harmless DR. SYTKOWSKI and his employees and agents and their respective heirs, successors and assigns (the "INDEMNITEES"), against any liability, damage, loss, or expense (including attorneys' fees and expenses of litigation) actually incurred by or imposed upon the INDEMNITEES or any one of them in connection with any claims, suits, actions, demands, or judgments of any party other than DNAP arising out of or relating to the PROJECT, including, but not limited to, any theory of product liability (including but not limited to, strict liability) concerning any products, process or service made, used or sold pursuant to any rights granted under this AGREEMENT. DNAP's indemnification shall not apply to any claim, suit, action, demand, loss or expense (including attorneys' fees and expenses of litigation) to the extent that it is actually incurred or imposed or is due to the breach of this AGREEMENT, violation of or failure to comply with any law, or governmental regulation, negligence, reckless MISCONDUCT or intentional MISCONDUCT (hereinafter collectively the " MISCONDUCT ") of any of the INDEMNITEES.

6. CONFIDENTIALITY - In view of the proprietary rights and interests of DNAP concerning the PROJECT and their facilities and technology, DR. SYTKOWSKI agrees that during the term of this AGREEMENT and any subsequent extension(s) thereto, and for a period of three (3) years thereafter, DR. SYTKOWSKI shall hold in strictest confidence and not use for his own benefit or for the benefit of any third party any information concerning the PROJECT and DNAP (including DNAP's security and computer systems) or the FIELD which is disclosed to DR. SYTKOWSKI by DNAP or that results from his services under this AGREEMENT. Such information includes, but is not limited to, confidential or proprietary information, discoveries, results, methodology, codes, passwords, materials, technology, know-how, financial and other data, both technical and non-technical. DR. SYTKOWSKI shall not disclose nor cause nor permit to be disclosed such information to any third party or use such information for any purpose, except as provided herein, without the prior written approval of DNAP. The foregoing restrictions and obligations of DR. SYTKOWSKI shall not apply to any portion of such information which:

a. Is or later becomes generally available to the public by use, publication or the like, through no fault of DR. SYTKOWSKI;

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b. Is obtained from a third party who had the legal right to disclose the same to DR. SYTKOWSKI; or

c. Is already possessed by DR. SYTKOWSKI, as evidenced by his written records, predating receipt thereof from DNAP.

Specific information disclosed to DR. SYTKOWSKI by DNAP shall not be deemed to be available to the public or in prior possession of DR. SYTKOWSKI merely because such specific information is embraced by more general information available to the public or in the prior possession of DR. SYTKOWSKI.

7. RIGHT TO DISCLOSE - DR. SYTKOWSKI agrees that during the term of this AGREEMENT, he will not disclose to DNAP any information which he is under a contractual or other legal obligation to a third party not to disclose.

8. TERM, TERMINATION AND EXTENSION OF THIS AGREEMENT - This AGREEMENT shall be effective for a twelve (12) month Period beginning August 1, 2005 and ending July 31, 2006.

Either party may terminate this AGREEMENT upon ninety (90) days written notice to the other party. If DNAP terminates this AGREEMENT for DR. SYTKOWSKI's breach of this AGREEMENT, or DR. SYTKOWSKI's violation of or failure to comply with any law, or governmental regulation, negligence or MISCONDUCT, DR. SYTKOWSKI shall not be entitled to receive the Milestone payments referenced in Section 4, above. Any rights or obligations set forth herein, which are accrued prior to the termination of this AGREEMENT, shall survive termination of this AGREEMENT. Negotiations may be initiated at the request of either party prior to termination of this AGREEMENT to extend this AGREEMENT. If the parties do not agree on an extension in writing prior to July 15, 2006, the AGREEMENT shall terminate on July 31, 2006.

9. INDEPENDENT CONTRACTOR - For the purpose of this AGREEMENT, DR. SYTKOWSKI shall be an independent contractor of DNAP without the authority to bind or act as agent for DNAP or its employees for any purpose, and nothing in this AGREEMENT shall be construed to create any joint venture or partnership among or between the parties.

10. PUBLICITY - Neither party will use the name of the other party in publication or advertising involving this AGREEMENT without the other party's prior written approval.

11. WARRANTIES - The parties warrant and represent that they have the right to enter into and perform this AGREEMENT. DR. SYTKOWSKI further warrants and represents that he knows of no conflict between the terms of this AGREEMENT and any other contractual or other obligations, expressed or implied, which he may have with anyone, including but not limited to his contractual obligations to Beth Israel Deaconess Medical Center.

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12. GOVERNING LAW - This AGREEMENT shall be governed by the laws of the
Commonwealth of Massachusetts, USA, and DR. SYTKOWSKI and DNAP hereby submit to the exclusive jurisdiction of the Massachusetts Courts, both State and Federal.

13. AMENDMENTS - No modification to this AGREEMENT shall be effective unless made in writing and signed by a duly authorized representative of each party.

14. NOTICES - All notices required or permitted to be given hereunder shall be in writing and given to each of the other parties hereto by delivery to its or his respective address as first set forth above by (i) personal delivery, (ii) courier service or registered or certified air mail (postage prepaid) or (iii) by fax (with a copy by registered or certified air mail). All such notices shall be effective when received by the addressee.

15. TAXES -Each party shall be responsible for his or its own tax obligations as imposed by any governmental authority having jurisdiction.

16. ASSIGNMENT - This AGREEMENT may not be assigned without the parties' express written consent. Any purported assignment of this AGREEMENT is void and of no effect.

17. ENTIRE AGREEMENT - This AGREEMENT provides continuity in the contractual relationship between DR. SYTKOWSKI and DNAP in connection with DR. SYTKOWSKI's prior commitment to DNAP relating to the FIELD. This AGREEMENT is the entire AGREEMENT between the parties with respect to DR. SYTKOWSKI's consulting services in respect of the PROJECT and FIELD and supersedes all prior agreements and understandings between the parties (whether written or oral) relating to said subject matter, including that certain Consulting Services Agreement between DNAP and DR SYTKOWSKI dated June 1, 2005 which effective today is hereby terminated and of no further force or effect.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of dates set forth below:

DR. ARTHUR J. SYTKOWSKI                           DNAPrint genomics, Inc.

Date:                                             Name (print):

Place:                                            Date:

Signature: /s/ Arthur Sytkowski                   Place:

                                                  Signature: /s/ Richard Gabriel

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                                    EXHIBIT A

1. Supervise construction of a new Epo-Epo fusion protein gene and transfection into CHO cells. This will include as follows:

      o     Construction of Epo-Epo gene.
      o     Confirmation of DNA sequence of the gene.
      o     Transfection of the gene into Chinese hamster ovary (CHO) cells.
      o Application of G418 biochemical selection to achieve cells with the gene stably integrated into the genome. o Derive clonal cell lines by limiting dilution.
      o     Identify Epo-Epo protein expressing clones by western blot analysis.
      o Select, expand and cryopreserve highly expressing clones. o Re-isolate gene from the clones and confirm the fidelity of the DNA sequence.

2.    Transfer new, living CHO cell cultures to Proteos.

3. Interact with Proteos personnel including transfer of and training in analytic techniques.

4.    Supervise in vitro bioassays of samples provided by Proteos.

5.    Supervise in vivo bioassays of samples provided by Proteos.

6. Supervise the determination of biologic activities of longer Epo fusion proteins and evaluate for further development.

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